Exhibit (h)(2)
REVISED SCHEDULE A
TO THE MASTER SERVICES AGREEMENT
DATED NOVEMBER 18, 2005
BETWEEN
CITI FUND SERVICES OHIO, INC.
AND RIDGEWORTH FUNDS

Funds

Aggressive Growth Stock Fund

Emerging Growth Stock Fund

Georgia Tax-Exempt Bond Fund

High Grade Municipal Bond Fund

High Income Fund

Institutional Cash Management Money Market Fund

Institutional Municipal Cash Reserve Money Market Fund

Institutional Short-Term Bond Fund

Institutional U.S. Government Securities Money Market Fund

Institutional U.S. Treasury Securities Money Market Fund

Intermediate Bond Fund

International Equity Fund

International Equity Index Fund

International Equity 130/30 Fund

Investment Grade Bond Fund

Investment Grade Tax-Exempt Bond Fund

Large Cap Core Equity Fund

Large Cap Growth Stock Fund

Large Cap Value Equity Fund

Life Vision Aggressive Growth Fund

Life Vision Conservative Fund

Life Vision Growth and Income Fund

Life Vision Moderate Growth Fund

Life Vision Target Date 2015 Fund

Life Vision Target Date 2025 Fund

Life Vision Target Date 2035 Fund

Limited Duration Fund

Limited-Term Federal Mortgage Securities Fund

Maryland Municipal Bond Fund

Mid-Cap Core Equity Fund

Mid-Cap Value Equity Fund

North Carolina Tax-Exempt Bond Fund

Prime Quality Money Market Fund

Real Estate 130/30 Fund

Select Large Cap Growth Stock Fund

Seix Floating Rate High Income Fund

Seix High Yield Fund

Short-Term Bond Fund

Short-Term U.S. Treasury Securities Fund

Small Cap Growth Stock Fund

Small Cap Value Equity Fund

Strategic Income Fund

Tax-Exempt Money Market Fund

Total Return Bond Fund

Ultra-Short Bond Fund

U.S. Equity 130/30 Fund

U.S. Government Securities Fund

U.S. Government Securities Money Market Fund

U.S. Government Securities Ultra-Short Bond Fund

U.S. Treasury Money Market Fund

Virginia Intermediate Municipal Bond Fund

Virginia Tax-Free Money Market Fund

March 31, 2008